Cincinnati Bell Reports First Quarter 2015 Results

HIGHLIGHTS

•	Year-over-year consolidated revenue growth of 4 percent

•	Revenue from strategic products totaled $125 million, up 22 percent compared to prior year

•	Fioptics revenue totaled $42 million, up 36 percent from a year ago

•	Strong first quarter Adjusted EBITDA[1] of $79 million

•	Net income of $49 million resulted in diluted earnings per share of $0.22

•	Announced the agreement to sell 14 million CyrusOne partnership units

CINCINNATI - May 7, 2015 - Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the first quarter of 2015, highlighted by consolidated year-over-year revenue growth as demand for strategic products remains strong. Fioptics revenue for the quarter totaled $42 million, up $11 million compared to the prior year as Fioptics internet and video subscribers increased 34 percent and 24 percent, respectively. The company also announced the sale of 14 million CyrusOne partnership units which closed in the second quarter for proceeds totaling $426 million.

"We are off to another great start in 2015. Our impressive Fioptics subscriber growth and strong financial results demonstrate continued demand for faster data speeds and supports our decision to accelerate our fiber investments," said Ted Torbeck, president and chief executive officer. Torbeck also added, "The team continues to execute our long-term strategy. As evidence, we recently sold another tranche of our CyrusOne investment and successfully closed our wireless operations. These were both key steps towards improving the overall health of Cincinnati Bell and our ability to generate significant sustainable cash flows."

CONSOLIDATED RESULTS2
Consolidated revenue for the first quarter of 2015 was $293 million, up $11 million from the prior year. Operating income for the quarter totaled $37 million and Adjusted EBITDA equaled $79 million. Net income was $49 million, including income from discontinued operations. In the first quarter of 2015 we discontinued providing wireless service and recognized the $113 million gain on the sale of our wireless spectrum that closed in third quarter of 2014.

Entertainment and Communications Segment3

•	Entertainment and Communications revenue for the quarter totaled $188 million, up $4 million compared to the prior year.

◦	Fioptics revenue for the quarter was $42 million, up 36 percent from the prior year.

◦	Strategic revenue for business customers totaled $43 million (including $2 million of Fioptics revenue) for the quarter, up 10 percent compared to the prior year.

•	Operating income and Adjusted EBITDA for the quarter totaled $41 million and $75 million, respectively.

•	Adjusted EBITDA margin[4] for the quarter was 40 percent.

◦	Decrease from prior year due to $3 million of costs absorbed from shutting down wireless operations and increased costs associated with accelerating Fioptics expansion.

•	Fioptics internet subscribers totaled 123,100, adding a record 9,400 new Fioptics high-speed internet subscribers in the quarter.

•	Video subscribers totaled 95,800 at the end of the first quarter, an increase of 18,300 subscribers compared to a year ago.

•	Fioptics is now available to 357,600 addresses, or approximately 44 percent of Greater Cincinnati, passing 22,600 new addresses during the first quarter of 2015.

IT Services and Hardware Segment

•	Revenue of $108 million for the quarter was up $6 million compared to prior year.

◦	Strategic managed and professional services revenue was $41 million in the quarter, up 24 percent compared to the prior year.

◦	Hardware revenue was $65 million for the quarter, compared to $68 million in the first quarter of 2014.

•	Operating income totaled $1 million for the quarter and Adjusted EBITDA was $8 million.

Investment in CyrusOne

•	Sold 14 million partnership units in April for cash proceeds totaling $426 million - remaining 22 percent ownership of CyrusOne valued at approximately $450 million.

2015 Outlook

Cincinnati Bell reaffirms its financial guidance for 2015:

Category	2015 Guidance
Revenue	$1.1 billion
Adjusted EBITDA	$297 million*
*Plus or minus 2 percent

Conference Call/Webcast
Cincinnati Bell will host a conference call on May 7 at 1:00 p.m. (ET) to discuss its results for the first quarter of 2015. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (888) 256-9022. Callers located outside of the U.S. and Canada may dial (913) 312-1469. A taped replay of the conference call will be available one hour after the conclusion of the call until 1:00 p.m. on Thursday, May 21, 2015. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 5877185. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income excluding special items, free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment gain (loss), asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Consolidated Results for the three months ended March 31, 2015 and 2014 report our former wireless segment results as discontinued operations. Effective March 31, 2015, the Company no longer provides wireless services.

3Entertainment and Communications Segment represents our former Wireline segment.

4Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

Net income excluding special items in total and per share provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. Cincinnati Bell owns approximately 22 percent of CyrusOne (NASDAQ: CONE), which is held in the form of CyrusOne common stock and CyrusOne LP partnership units. CyrusOne specializes in highly reliable enterprise-class, carrier-neutral data center properties and provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 675 customers, including nine of the Fortune 20 and 146 of the Fortune 1000 companies or private or foreign enterprises of equivalent size. For more information, please visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,		Change
	2015	2014	$	%

Revenue	$292.9	$282.2	$10.7	4%

Costs and expenses
Cost of services and products	166.2	150.7	15.5	10%
Selling, general and administrative	52.2	49.3	2.9	6%
Depreciation and amortization	32.6	31.1	1.5	5%
Restructuring charges	3.4	—	3.4	n/m
Loss on sale or disposal of assets, net	1.4	—	1.4	n/m
Transaction costs	—	0.7	(0.7)	n/m

Operating income	37.1	50.4	(13.3)	(26)%

Interest expense	32.7	38.8	(6.1)	(16)%
Loss (income) from CyrusOne equity method investment	3.1	(0.5)	3.6	n/m
Other expense (income), net	0.4	(0.3)	0.7	n/m

Income from continuing operations before income taxes	0.9	12.4	(11.5)	(93)%
Income tax expense	0.6	6.5	(5.9)	(91)%
Income from continuing operations	0.3	5.9	(5.6)	(95)%

Income from discontinued operations (net of tax)	48.9	1.1	47.8	n/m

Net income	49.2	7.0	42.2	n/m

Preferred stock dividends	2.6	2.6	—	0%

Net income applicable to common shareowners	$46.6	$4.4	$42.2	n/m

Basic and diluted net earnings (loss) per common share:
Earnings (loss) from continuing operations *	(0.01)	0.02
Earnings from discontinued operations	0.23	—
Basic and diluted net earnings per common share	0.22	0.02

Weighted average common shares outstanding
(in millions)
- Basic	209.2	208.0
- Diluted	209.2	209.0

*	Includes the effect of preferred stock dividends when calculating basic and diluted earnings (loss) per common share.

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,		Change
	2015	2014	$	%
Entertainment and Communications*
Revenue
Data	$87.3	$83.0	$4.3	5%
Voice - local service	47.4	53.1	(5.7)	(11)%
Long distance and VoIP	27.2	26.9	0.3	1%
Entertainment	21.5	17.0	4.5	26%
Other	4.7	3.6	1.1	31%

Total revenue	188.1	183.6	4.5	2%

Operating costs and expenses
Cost of services and products	81.5	71.6	9.9	14%
Selling, general and administrative	35.0	32.2	2.8	9%
Depreciation and amortization	29.5	28.1	1.4	5%
Other**	0.8	(0.1)	0.9	n/m

Total operating costs and expenses	146.8	131.8	15.0	11%

Operating income	$41.3	$51.8	$(10.5)	(20)%

IT Services and Hardware
Revenue
Telecom and IT equipment distribution	$65.3	$67.9	$(2.6)	(4)%
Managed and professional services	42.3	34.0	8.3	24%

Total revenue	107.6	101.9	5.7	6%

Operating costs and expenses
Cost of services and products	86.4	81.7	4.7	6%
Selling, general and administrative	13.4	12.0	1.4	12%
Depreciation and amortization	3.1	2.8	0.3	11%
Other**	3.6	—	3.6	n/m

Total operating costs and expenses	106.5	96.5	10.0	10%

Operating income	$1.1	$5.4	$(4.3)	(80)%

*Former "Wireline" segment renamed "Entertainment and Communications."

	**Other includes restructuring charges and loss (gain) on sale or disposal of assets, net.

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended
	March 31,		Change
	2015	2014	$	%
Revenue
Entertainment and Communications*	$188.1	$183.6	$4.5	2%
IT Services and Hardware	107.6	101.9	5.7	6%
Eliminations	(2.8)	(3.3)	0.5	(15)%

Total revenue	$292.9	$282.2	$10.7	4%

Cost of Services and Products
Entertainment and Communications*	$81.5	$71.6	$9.9	14%
IT Services and Hardware	86.4	81.7	4.7	6%
Eliminations	(1.7)	(2.6)	0.9	(35)%

Total cost of services and products	$166.2	$150.7	$15.5	10%

Selling, General and Administrative
Entertainment and Communications*	$35.0	$32.2	$2.8	9%
IT Services and Hardware	13.4	12.0	1.4	12%
Corporate and eliminations	3.8	5.1	(1.3)	(25)%

Total selling, general and administrative	$52.2	$49.3	$2.9	6%

Depreciation and Amortization
Entertainment and Communications*	$29.5	$28.1	$1.4	5%
IT Services and Hardware	3.1	2.8	0.3	11%
Corporate	—	0.2	(0.2)	n/m

Total depreciation and amortization	$32.6	$31.1	$1.5	5%

Other**
Entertainment and Communications*	$0.8	$(0.1)	$0.9	n/m
IT Services and Hardware	3.6	—	3.6	n/m
Corporate	0.4	0.8	(0.4)	(50)%

Total other	$4.8	$0.7	$4.1	n/m

Operating Income
Entertainment and Communications*	$41.3	$51.8	$(10.5)	(20)%
IT Services and Hardware	1.1	5.4	(4.3)	(80)%
Corporate	(5.3)	(6.8)	1.5	(22)%

Total operating income	$37.1	$50.4	$(13.3)	(26)%

*Former "Wireline" segment renamed "Entertainment and Communications."

	** Other includes restructuring charges, (gain) loss on sale or disposal of assets, net and transaction costs.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014

Local access lines
Residential	230.5	238.3	246.8	255.7	263.5
Business	237.7	242.3	246.0	250.1	255.3

	468.2	480.6	492.8	505.8	518.8

Long distance lines	355.5	362.8	371.4	378.6	386.9

Internet subscribers
DSL	149.6	156.2	163.8	172.0	178.4
Fioptics	123.1	113.7	106.7	98.3	91.6

	272.7	269.9	270.5	270.3	270.0

Fioptics video subscribers	95.8	91.4	87.8	82.5	77.5

Fioptics units passed	357.6	335.0	323.0	307.1	288.0

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	March 31,	December 31,
	2015	2014

Corporate Credit Agreement	$—	$—
Receivables Facility	26.7	19.2
8 3/4% Senior Subordinated Notes due 2018*	300.0	300.0
Corporate Credit Agreement - Tranche B Term Loan	531.9	533.2
8 3/8% Senior Notes due 2020	661.2	661.2
7 1/4% Senior Notes due 2023	40.0	40.0
Various Cincinnati Bell Telephone notes	134.5	134.5
Capital leases and other debt	70.1	16.1
Net unamortized discount	(3.0)	(3.2)

Total debt	1,761.4	1,701.0

Less: Cash and cash equivalents**	(13.4)	(57.9)

Net debt (as defined by the company)	$1,748.0	$1,643.1

Corporate Credit Agreement availability***	$150.0	$150.0

Common shares outstanding	209.6	209.3

*On April 7, 2015, the Company notified its trustee of its election to redeem $300.0 million of the outstanding 8 ¾% Senior Subordinated Notes due 2018, at a redemption rate of 102.188% on May 7, 2015.

**On April 7, 2015, the Company consummated the sale of 14.3 million operating partnership units of CyrusOne LP to CyrusOne, Inc. at a price of $29.88 per unit, for cash proceeds of $426.0 million.

***On April 6, 2015, the Company entered into an Incremental Assumption Agreement to the Company's existing Corporate Credit Agreement. Effective with the consummation of the sale of 14.3 million CyrusOne operating partnership units, the aggregate available borrowings on the Corporate Credit Agreement's revolving credit facility increased to $175.0 million for the remainder of the term.

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended March 31, 2015
	Entertainment and Communications*	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)				$49.2
Less:
Income from discontinued operations (net of tax)				48.9

Income from continuing operations (GAAP)				$0.3
Add:
Income tax expense				0.6
Interest expense				32.7
Loss from CyrusOne equity method investment				3.1
Other expense, net				0.4

Operating Income (loss) (GAAP)	$41.3	$1.1	$(5.3)	$37.1
Add:
Depreciation and amortization	29.5	3.1	—	32.6
Restructuring charges	0.8	2.2	0.4	3.4
Loss on sale or disposal of assets	—	1.4	—	1.4
Pension and other retirement plan expenses	3.8	—	0.5	4.3

Adjusted EBITDA (Non-GAAP)	$75.4	$7.8	$(4.4)	$78.8

Adjusted EBITDA Margin	40%	7%	—	27%

	Three Months Ended March 31, 2014
	Entertainment and Communications*	IT Services & Hardware	Corporate	Total Company

Net Income (GAAP)				$7.0
Less:
Income from discontinued operations (net of tax)				1.1

Income from continuing operations (GAAP)				$5.9
Add:
Income tax expense				6.5
Interest expense				38.8
Income from CyrusOne equity method investment				(0.5)
Other income, net				(0.3)

Operating Income (loss) (GAAP)	$51.8	$5.4	$(6.8)	$50.4
Add:
Depreciation and amortization	28.1	2.8	0.2	31.1
(Gain) loss on sale or disposal of assets	(0.1)	—	0.1	—
Transaction costs	—	—	0.7	0.7
Pension and other retirement plan expenses	4.5	—	0.4	4.9

Adjusted EBITDA (Non-GAAP)	$84.3	$8.2	$(5.4)	$87.1

Adjusted EBITDA Margin	46%	8%	—	31%

Year-over-year dollar change in Adjusted EBITDA	$(8.9)	$(0.4)	$1.0	$(8.3)

Year-over-year percentage change in Adjusted EBITDA	(11)%	(5)%	(19)%	(10)%

	*Former "Wireline" segment renamed "Entertainment and Communications."

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2015	2014

Cash provided by operating activities	$6.3	$37.8

Capital expenditures	(57.9)	(34.3)
Dividends received from CyrusOne	6.0	7.1
Proceeds from sale of assets	—	1.9
Other, net	(0.1)	—

Cash used in investing activities	(52.0)	(25.3)

Net increase (decrease) in corporate credit and receivables facilities with initial maturities less than 90 days	7.5	(4.1)
Repayment of debt	(3.3)	(5.2)
Dividends paid on preferred stock	(2.6)	(2.6)
Proceeds from exercise of options and warrants	—	0.6
Other, net	(0.4)	(1.6)

Cash provided by (used in) financing activities	1.2	(12.9)

Net decrease in cash and cash equivalents	(44.5)	(0.4)
Cash and cash equivalents at beginning of period	57.9	4.6

Cash and cash equivalents at end of period	$13.4	$4.2

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net decrease in cash and cash equivalents	$(44.5)	$(0.4)
Less adjustments:
Net increase (decrease) in corporate credit and receivables facilities with initial maturities less than 90 days	(7.5)	4.1
Repayment of debt	3.3	5.2
Discontinued operations*	13.0	(4.2)

Free cash flow	(35.7)	4.7

Income tax payments (refunds)	$—	$(0.9)

*For the quarter ended March 31, 2015 and 2014, our wireless business generated free cash flow of ($13.0) million and $4.2 million, respectively. Wireless operations are now reported as discontinued operations within the consolidated financial statements.

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended March 31, 2014	$4.7

Decrease in Adjusted EBITDA	(8.3)
Increase in capital expenditures from continuing operations	(29.2)
Decrease in interest payments	15.1
Decrease in pension and postretirement payments and contributions	3.2
Change in working capital and other	(21.2)

Free Cash Flow for the three months ended March 31, 2015	$(35.7)

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014

Entertainment and Communications*	$54.0	$57.6	$41.8	$38.1	$26.2
IT Services and Hardware	3.9	3.4	3.5	2.5	2.5
Corporate	—	0.2	—	—	—
Total capital expenditures from continuing operations	$57.9	$61.2	$45.3	$40.6	$28.7

Discontinued operations	—	—	0.3	0.6	5.6
Total capital expenditures	$57.9	$61.2	$45.6	$41.2	$34.3

*Former "Wireline" segment renamed "Entertainment and Communications."

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			March 31, 2015
		March 31, 2015			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$292.9	$—		$292.9

	Costs and expenses
	Cost of services and products	166.2	—		166.2
	Selling, general and administrative	52.2	—		52.2
	Depreciation and amortization	32.6	—		32.6
	Restructuring charges	3.4	(3.4)	[A]	—
	Loss on sale or disposal of assets, net	1.4	(1.4)	[B]	—
	Operating income	37.1	4.8		41.9

	Interest expense	32.7	—		32.7
	Loss from CyrusOne equity method investment	3.1	—		3.1
	Other expense, net	0.4	—		0.4

	Income from continuing operations before income taxes	0.9	4.8		5.7
	Income tax expense	0.6	1.9		2.5
	Income from continuing operations	0.3	2.9		3.2

	Income from discontinued operations (net of tax)	48.9	(48.9)		—

	Net income	49.2	(46.0)		3.2

	Preferred stock dividends	2.6	—		2.6

	Net income applicable to common shareowners	$46.6	$(46.0)		$0.6

	Weighted average diluted common shares	209.2	209.2		210.0

	Diluted earnings per common share*	$0.22	$(0.22)		$—

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A
Restructuring charges consist of employee severance and project costs to identify opportunities to further integrate the business markets within our Entertainment and Communications segment and IT Services and Hardware segment.

B	Loss is attributable to the sale of assets associated with discontinuing our cyber-security product offering.

*
Diluted earnings per common share has been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			March 31, 2014
		March 31, 2014			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$282.2	$—		$282.2

	Costs and expenses
	Cost of services and products	150.7	—		150.7
	Selling, general and administrative	49.3	—		49.3
	Depreciation and amortization	31.1	—		31.1
	Transaction costs	0.7	(0.7)	[A]	—
	Operating income	50.4	0.7		51.1

	Interest expense	38.8	—		38.8
	Income from CyrusOne equity method investment	(0.5)	—		(0.5)
	Other income, net	(0.3)	—		(0.3)

	Income from continuing operations before income taxes	12.4	0.7		13.1
	Income tax expense	6.5	0.3		6.8
	Income from continuing operations	5.9	0.4		6.3

	Income from discontinued operations (net of tax)	1.1	(1.1)		—

	Net income	7.0	(0.7)		6.3

	Preferred stock dividends	2.6	—		2.6

	Net income applicable to common shareowners	$4.4	$(0.7)		$3.7

	Weighted average diluted common shares	209.0	209.0		209.0

	Diluted earnings per common share*	$0.02	$—		$0.02

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Transaction costs relate to expenses incurred by the Corporate segment for the agreement to sell our wireless spectrum licenses and certain other assets.

*
Diluted earnings per common share has been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2015 Operating Income (GAAP) Guidance	$132

Add:

Depreciation and amortization	145
Restructuring	5
Pension and other retirement plan expenses	15

2015 Adjusted EBITDA (Non-GAAP) Guidance	$297	*

* Plus or minus 2 percent

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com